UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 16, 2013

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 16, 2013, each of Michael A. Morrison, President and Chief Executive Officer and a director of Datawatch Corporation (“Datawatch”), and James Eliason, Datawatch’s Treasurer, Chief Financial Officer, Secretary and Vice President of Finance, entered into a Rule 10b5-1 plan with a broker to sell shares of Datawatch’s common stock on a pre-arranged basis. Under the plans, Mr. Morrison and Mr. Eliason will each sell shares of Datawatch’s common stock upon the vesting of restricted stock units in order to pay taxes due in connection with such vesting, and Mr. Morrison will additionally sell shares to pay the exercise price of vested stock options. No sales will occur under the 10b5-1 plans before February 13, 2014.

Any sales pursuant to the Rule 10b5-1 plans will be reported, as applicable, in appropriate filings with the Securities and Exchange Commission. The plans are intended to comply with the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, which permits corporate insiders to establish pre-arranged plans to transact in a company’s securities subject to certain conditions. Datawatch disclaims any obligation to report Rule 10b5-1 plans that may be adopted by other Datawatch personnel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ Michael A. Morrison
Name: Title:	Michael A. Morrison Chief Executive Officer

Date: December 20, 2013

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